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                                                                      Exhibit 11

                 Statement of Computation of Per Share Earnings

                                THREE MONTHS ENDED                          NINE MONTHS ENDED
                                   SEPTEMBER 30,                              SEPTEMBER 30,
                     ---------------------------------------    ---------------------------------------
Earnings (loss) Per      2004          2003          2002            2004          2003         2002
 Common Share        -----------   -----------   -----------    -----------   -----------   -----------
Basic                $      0.92   $      0.07   $     (0.07)   $      1.16   $      0.12   $     (0.46)

Average Shares
 Outstanding             822,250       822,250       822,250        822,250       822,250       822,250

Diluted              $      0.92   $      0.07   $     (0.07)   $      1.16   $      0.12   $     (0.46)

Average Shares
 Outstanding             822,250       822,250       822,250        822,250       822,250       822,250